Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Vice President and Treasurer
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Third Quarter 2011 Results

For the third quarter of 2011, highlights include:

•	Total revenues of approximately $898.0 million

•	Cash, cash equivalents and short-term investments of $837.7 million

•	Retired $53.0 million in principal of ON Semiconductor’s 2.625% convertible senior subordinated notes

•	Japan operations have fully recovered from the March earthquake and tsunami

PHOENIX, Ariz. – Nov. 2, 2011 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the third quarter of 2011 were $898.0 million, a decrease of approximately 1 percent from the second quarter of 2011. During the third quarter of 2011, the company reported a GAAP net loss of $49.4 million, or $0.11 per fully diluted share. The third quarter 2011 GAAP net loss was impacted by $65.4 million of restructuring, asset impairment and other charges which were primarily related to our announced closure of the Aizu, Japan factory as well as other special items. The complete special item details can be found in the attached schedules.

Third quarter 2011 non-GAAP net income was $110.5 million, or $0.24 per share on a fully diluted basis. Second quarter 2011 non-GAAP net income was $107.7 million, or $0.23 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin, non-GAAP gross profit and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com/.

On a mix-adjusted basis, average selling prices for ON Semiconductor in the third quarter of 2011 were down approximately two percent when compared to the second quarter of 2011. Total company GAAP gross margin in the third quarter was 29.1 percent. Total company GAAP gross margin in the third quarter included a net charge of approximately $53.6 million, or approximately 590 basis points, from special items. Total company non-GAAP gross margin in the third quarter was 35.0 percent.

Adjusted EBITDA for the third quarter of 2011 was $169.9 million. Adjusted EBITDA for the second quarter of 2011 was $169.8 million.

“In the third quarter, we were able to report another strong revenue quarter,” said Keith Jackson, ON Semiconductor president and CEO. “In addition, during the quarter, we were able to utilize a portion of our excess cash to repurchase $53 million of our 2.625 percent convertible senior subordinated notes. As we

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ON Semiconductor Reports Third Quarter 2011 Results

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look into the fourth quarter, we are expecting to see a sequential decline in our revenue as a result of the impact caused by the flooding in Thailand, as well as the inventory correction in the global electronics supply chain that is negatively impacting the semiconductor industry as a whole. We remain confident, however, of our longer term growth prospects.”

“During 2011, the company has faced significant challenges resulting from two sizable natural disasters, specifically the tragic March earthquake and resulting tsunami in Japan and the recent devastating flooding in Thailand,” Jackson said. “Both of these natural disasters have sadly impacted our employees, their families and our operations. While many of our employees’ lives have been significantly impacted, we are grateful that they remain safe at this time. In Japan, through the tremendous efforts of our employees, we have fully recovered all our Japan-based operations following the earthquake and resulting tsunami. Our operations in Thailand, however, are still suspended due to the severe flooding in the country and we have not been able to enter our facilities in Ayutthaya or Bang Pa In. The company continues to work on options to meet our customers’ production needs by shifting production to other facilities both within and outside our global ON Semiconductor manufacturing network. I am grateful for the significant efforts by our employees and manufacturing partners who are working tirelessly to make this happen.”

FOURTH QUARTER 2011 OUTLOOK

“We believe the flood in Thailand and the resulting damage to our facilities located in Thailand will negatively impact revenues by approximately $60 million in the fourth quarter of 2011,” Jackson said. “Our SANYO Semiconductor division will experience the vast majority of this revenue reduction specifically resulting from the Thailand flood. In addition, given the fixed cost nature of the SANYO Semiconductor division, we believe the reduction in revenue will result in approximately $45 million lower total net income for the company in the fourth quarter of 2011. The preceding flood related impact is included in our guidance below. Our guidance, however, does not include any unusual or incremental charges and expenses we may incur during the fourth quarter as a result of the flood in Thailand and our efforts to restore production capacity. In addition, our guidance does not include any impact from the flood on our suppliers, subcontractors and customers, which we continue to evaluate.

Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that total ON Semiconductor revenues will be approximately $740 to $780 million in the fourth quarter of 2011,” Jackson said. “Backlog levels for the fourth quarter of 2011 represent approximately 80 to 85 percent of our anticipated fourth quarter 2011 revenues. We expect that average selling prices for the fourth quarter of 2011 will be down approximately three percent when compared to the third quarter of 2011. The non-GAAP outlook for the fourth quarter of 2011 includes stock-based compensation expense of approximately $6 million.”

The following table outlines the expected impact of the Thailand flood on ON Semiconductor’s projected fourth quarter of 2011 revenue outlook, subject to the qualifications above.

THAILAND FLOOD IMPACT TO ON SEMICONDUCTOR Q4 2011 REVENUES

	Revenue Guidance Prior to Flood Impact	Impact From The Flood	Revenue Guidance After Flood Impact
Revenue	$800 to $840 million	$60 million	$740 to $780 million

The following table outlines ON Semiconductor’s projected fourth quarter of 2011 GAAP and non-GAAP outlook and includes the impact from the Thailand flood, subject to the qualifications above.

ON Semiconductor Reports Third Quarter 2011 Results

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ON SEMICONDUCTOR Q4 2011 BUSINESS OUTLOOK (INCLUDES IMPACT FROM THAILAND FLOOD)

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$740 to $780 million		$740 to $780 million
Gross Margin	26% to 28%	$24 million	29% to 31%
Operating Expenses	$195 to $205 million	$15 million	$180 to $190 million
Net Interest Expense / Other Expenses	$13 million		$13 million
Convertible Notes, Non-cash Interest Expense*	$9 million	$9 million	$0 million
Tax	$2 to $4 million	$2 million	$4 to $6 million
Fully Diluted Share Count **	448 million	7 million	455 million

*	Convertible Notes, Non-cash Interest Expense are included pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470 Debt.

**	Fully diluted share count can vary for, among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count. This table can be found on our website at http://www.onsemi.com under Investors—Investor Relations, Quarterly Results.

***	Special Items can include: amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, inventory valuation adjustments, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, income tax adjustments to approximate cash taxes, non-cash interest expense, their related tax effects and certain other special items as appropriate.

****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on November 2, 2011, to discuss this announcement and ON Semiconductor’s results for the third quarter of 2011. The company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or (973) 935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 21468735. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through November 9, 2011. To listen to the teleconference replay, call (855) 859- 2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number – which is 21468735.

ON Semiconductor Reports Third Quarter 2011 Results

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About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on information available to us as of the date of this release, our current expectations, forecasts and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are the uncertainty surrounding natural disasters, including the ongoing impact of the flood in Thailand, including supply chain uncertainty, availability of raw materials, electricity, gas and water, availability of finished goods inventory, the level of damage to the buildings and equipment and our books and financial and corporate records and data, our ability to reopen the facilities, the length of down-time for operations, labor costs, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, our ability to recreate or reconstruct books and financial and corporate records and data that have been lost and to continue to prepare future financial statements in accordance with generally accepted accounting principles and other requirements, as well as any impact on our controls and procedures, our ability to collect on insurance claims and the timing thereof, the fact that the timing of events could differ materially from those anticipated, uncertainties as to the impairment and other costs and charges including the potential for unanticipated charges not currently contemplated, our revenues and operating performance, poor economic conditions and markets (including current credit and financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitors’ actions including the adverse impact of competitive product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings from restructurings and synergies, significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission for, recently acquired businesses, such as SANYO Semiconductor, and difficulties encountered in accurately predicting the future financial performance of recently acquired businesses, such as SANYO Semiconductor), risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time, risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the flooding in Thailand or

ON Semiconductor Reports Third Quarter 2011 Results

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the Japan earthquake and tsunami affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K for the period ended December 31, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Nine Months
	September 30, 2011	July 1, 2011 (1)	October 1, 2010	September 30, 2011	October 1, 2010
Revenues	$898.0	$905.8	$600.7	$2,674.4	$1,734.2
Cost of revenues	636.9	639.7	354.2	1,904.8	1,015.8

Gross profit	261.1	266.1	246.5	769.6	718.4
Gross margin	29.1%	29.4%	41.0%	28.8%	41.4%

Operating expenses:
Research and development	91.5	89.2	63.3	271.8	188.6
Selling and marketing	48.4	51.2	35.5	149.0	107.6
General and administrative	51.9	52.3	31.2	151.3	98.0
Amortization of acquisition-related intangible assets	10.6	11.4	7.9	31.7	23.8
Restructuring, asset impairments and other, net	65.4	5.1	0.9	82.9	7.0

Total operating expenses	267.8	209.2	138.8	686.7	425.0

Operating income (loss)	(6.7)	56.9	107.7	82.9	293.4

Other income (expenses), net:
Interest expense	(16.9)	(17.8)	(14.1)	(52.5)	(45.0)
Interest income	0.3	0.2	0.2	0.8	0.4
Other	(3.1)	(1.0)	(0.8)	(6.6)	(7.0)
Loss on debt repurchase	(5.3)	—	—	(5.3)	(0.7)
Gain on SANYO Semiconductor acquisition	—	—	—	58.0	—

Other expenses, net	(25.0)	(18.6)	(14.7)	(5.6)	(52.3)

Income (loss) before income taxes	(31.7)	38.3	93.0	77.3	241.1
Income tax provision	(17.3)	(3.2)	(4.6)	(21.3)	(9.4)

Net income (loss)	(49.0)	35.1	88.4	56.0	231.7
Net income attributable to minority interest	(0.4)	(0.8)	(0.6)	(1.9)	(2.2)

Net income (loss) attributable to ON Semiconductor Corporation	$(49.4)	$34.3	$87.8	$54.1	$229.5

Net income (loss) per common share attributable to ON Semiconductor Corporation:
Basic:	$(0.11)	$0.08	$0.20	$0.12	$0.53

Diluted:	$(0.11)	$0.07	$0.20	$0.12	$0.52

Weighted average common shares outstanding:
Basic	448.8	446.2	431.6	445.5	430.0

Diluted:	448.8	461.5	439.8	454.3	439.8

(1)

The consolidated statement of operations has been revised in accordance with ASC 250 “Accounting Changes and Error Corrections” for an identified error related to the amounts recognized for foreign exchange gains and losses associated with its newly acquired SANYO business, which are reported as other income and expense in the consolidated statement of operations.

ON Semiconductor Reports Third Quarter 2011 Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	September 30, 2011	July 1, 2011 (1)	December 31, 2010
Assets
Cash and cash equivalents	$659.3	$756.6	$623.3
Short-term investments	178.4	112.2	—
Receivables, net	539.0	575.8	294.6
Inventories	706.6	749.2	360.8
Other current assets	90.3	86.2	63.6
Deferred income taxes, net of allowances	14.6	16.9	15.7

Total current assets	2,188.2	2,296.9	1,358.0
Restricted cash	—	—	142.1
Property, plant and equipment, net	1,130.8	1,150.9	864.3
Deferred income taxes, net of allowances	72.2	67.4	—
Goodwill	199.2	199.2	191.2
Intangible assets, net	348.3	359.0	303.0
Other assets	73.2	76.4	60.6

Total assets	$4,011.9	$4,149.8	$2,919.2

Liabilities, Minority Interests and Stockholders’ Equity
Accounts payable	$472.6	$537.9	$256.9
Accrued expenses	218.6	221.4	162.6
Income taxes payable	13.8	3.4	5.1
Accrued interest	4.0	0.9	0.8
Deferred income on sales to distributors	188.4	187.7	149.5
Deferred income taxes, net of allowances	69.7	65.2	—
Current portion of long-term debt	288.2	286.7	136.0

Total current liabilities	1,255.3	1,303.2	710.9
Long-term debt	948.8	998.7	752.8
Other long-term liabilities	261.0	247.0	49.3
Deferred income taxes, net of allowances	21.1	22.3	18.2

Total liabilities	2,486.2	2,571.2	1,531.2

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.0	5.0	4.9
Additional paid-in capital	3,102.5	3,098.0	3,016.1
Accumulated other comprehensive loss	(48.5)	(54.5)	(59.1)
Accumulated deficit	(1,159.8)	(1,099.3)	(1,213.9)
Less: treasury stock, at cost	(397.4)	(394.1)	(382.0)

Total ON Semiconductor Corporation stockholders’ equity	1,501.8	1,555.1	1,366.0
Minority interest in consolidated subsidiaries	23.9	23.5	22.0

Total equity	1,525.7	1,578.6	1,388.0

Total liabilities and equity	$4,011.9	$4,149.8	$2,919.2

(1)

The consolidated balance sheet as of July 1, 2011 has been revised in accordance with ASC 250 “Accounting Changes and Error Corrections” for an identified error related to the amounts recognized for foreign exchange gains and losses associated with its newly acquired SANYO business, which impacted accounts payable and accumulated deficit as of July 1, 2011.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Nine Months
	September 30, 2011	July 1, 2011 (1)	October 1, 2010	September 30, 2011	October 1, 2010
Net income (loss)	$(49.0)	$35.1	$88.4	$56.0	$231.7
Plus:
Depreciation and amortization	56.9	57.1	42.4	166.8	122.4
Interest expense	16.9	17.8	14.1	52.5	45.0
Interest income	(0.3)	(0.2)	(0.2)	(0.8)	(0.4)
Income tax provision	17.3	3.2	4.6	21.3	9.4
Net income attributable to minority interest	(0.4)	(0.8)	(0.6)	(1.9)	(2.2)
Restructuring, asset impairments and other, net	3.7	5.1	0.9	21.2	7.0
Non-cash manufacturing expenses	—	30.4	—	80.4	—
Non-cash asset impairment charges	61.2	—	—	61.2	—
Non-cash intangible asset impairment	0.5	—	—	0.5	—
Non-cash pension plan adjustment	5.7	—	—	5.7	—
SANYO inventory valuation adjustment	41.5	—	—	41.5	—
Gain on SANYO Semiconductor acquisition	—	—	—	(58.0)	—
Loss on debt repurchase	5.3	—	—	5.3	0.7
Expensing of appraised inventory fair market value step up	10.6	22.1	1.0	53.0	7.4

Adjusted EBITDA*	169.9	169.8	150.6	504.7	421.0
Increase (decrease):
Interest expense	(16.9)	(17.8)	(14.1)	(52.5)	(45.0)
Interest income	0.3	0.2	0.2	0.8	0.4
Income tax provision	(17.3)	(3.2)	(4.6)	(21.3)	(9.4)
Net income attributable to minority interest	0.4	0.8	0.6	1.9	2.2
Non-cash pension plan adjustment	(5.7)	—	—	(5.7)	—
SANYO inventory valuation adjustment	(41.5)	—	—	(41.5)	—
Restructuring, asset impairments, and other, net	(3.7)	(5.1)	(0.9)	(21.2)	(7.0)
Expensing of appraised inventory fair market value step up	(10.6)	(22.1)	(1.0)	(53.0)	(7.4)
Stock compensation expense	6.0	10.5	12.2	26.9	41.3
Gain on sale or disposal of fixed assets	(1.8)	(3.0)	(1.5)	(6.9)	(5.2)
Amortization of debt issuance costs and debt discount	0.6	0.6	0.5	1.8	1.9
Provision for excess inventories	14.9	2.1	2.6	18.7	2.7
Non-cash interest expense	8.9	8.9	8.3	26.5	25.3
Deferred income taxes	2.0	(12.4)	1.9	(7.2)	5.3
Other	1.1	0.4	(0.7)	0.5	(1.5)
Changes in operating assets and liabilities	12.6	6.3	(30.5)	8.3	(32.6)

Net cash provided by operating activities	$119.2	$136.0	$123.6	$380.8	$392.0

* Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by ON Semiconductor or other companies, even if they have similar names.

(1) The consolidated statement of operations has been revised in accordance with ASC 250 “Accounting Changes and Error Corrections” for an identified error related to the amounts recognized for foreign exchange gains and losses associated with its newly acquired SANYO business, which are reported as other income and expense in the consolidated statement of operations.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	$248.1	$248.1	$248.1	$248.1	$248.1
	Quarter Ended			Nine Months Ended
	September 30, 2011	July 1, 2011 (1)	October 1, 2010	September 30, 2011	October 1, 2010
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$261.1	$266.1	$246.5	$769.6	$718.4

Special items:
a) Expensing of appraised inventory fair market value step up	10.6	22.1	1.0	53.0	7.4
b) Non-cash manufacturing expenses and amortization of intangibles	—	30.9	0.6	81.5	1.8
c) SANYO inventory valuation adjustment	41.5	—	—	41.5	—
d) Pension plan adjustment	1.5	—	—	1.5	—

Total Special items	53.6	53.0	1.6	177.5	9.2

Non-GAAP gross profit	$314.7	$319.1	$248.1	$947.1	$727.6

Reconciliation of GAAP gross margin to non-GAAP gross margin:

GAAP gross margin	29.1%	29.4%	41.0%	28.8%	41.4%

Special items:
a) Expensing of appraised inventory fair market value step up	1.2%	2.4%	0.2%	2.0%	0.4%
b) Non-cash manufacturing expenses and amortization of intangibles	0.0%	3.4%	0.1%	3.0%	0.1%
c) SANYO inventory valuation adjustment	4.6%	0.0%	0.0%	1.6%	0.0%
d) Pension plan adjustment	0.2%	0.0%	0.0%	0.1%	0.0%

Total Special items	6.0%	5.9%	0.3%	6.6%	0.5%

Non-GAAP gross margin	35.0%	35.2%	41.3%	35.4%	42.0%

Reconciliation of GAAP net income (loss) to non-GAAP net income:

GAAP net income (loss) attributable to ON Semiconductor Corporation	$(49.4)	$34.3	$87.8	$54.1	$229.5

Special items:
a) Expensing of appraised inventory fair market value step up — cost of revenues	10.6	22.1	1.0	53.0	7.4
b) Non-cash manufacturing expenses and amortization of intangibles — cost of revenues	—	30.9	0.6	81.5	1.8
c) SANYO inventory valuation adjustment	41.5	—	—	41.5	—
d) Pension plan adjustment — cost of revenues	1.5	—	—	1.5	—
e) Amortization of acquisition related intangible assets — operating expenses	10.6	11.4	7.9	31.7	23.8
f) Pension plan adjustment — operating expenses	4.2	—	—	4.2	—
e) Restructuring, asset impairments and other, net	65.4	5.1	0.9	82.9	7.0
f) Gain on SANYO Semiconductor acquisition	—	—	—	(58.0)	—
g) SANYO Semiconductor acquisition related costs	—	—	—	7.3	—
h) Loss on debt repurchase	5.3	—	—	5.3	0.7
i) Non-cash interest expense	8.9	8.9	8.3	26.5	25.3
j) Cash taxes	11.9	(5.0)	1.3	5.6	1.0

Total Special items	159.9	73.4	20.0	283.0	67.0

Non-GAAP net income	$110.5	$107.7	$107.8	$337.1	$296.5

Non-GAAP net income per share:
Basic	$0.25	$0.24	$0.25	$0.76	$0.69

Diluted	0.24	$0.23	$0.25	$0.74	$0.67

Weighted average common shares outstanding:
Basic	448.8	446.2	431.6	445.5	430.0

Diluted:	454.8	461.5	439.6	454.3	439.8

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, restricted stock awards and employee stock purchase plan is included below.

$248.1	$248.1	$248.1	$248.1	$248.1	$248.1
	Quarter Ended			Nine Months Ended
	September 30, 2011	July 1, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Cost of revenues	$1.3	$1.7	$4.5	$4.9	$11.1
Research and development	1.6	1.9	2.8	5.5	8.1
Selling and marketing	1.3	1.7	2.9	4.9	7.5
General and administrative	1.8	5.2	2.0	11.6	14.3
Restructuring	—	—	—	—	0.3

Total share-based compensation expense	$6.0	$10.5	$12.2	$26.9	$41.3

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, income tax adjustments to appropriate cash taxes, and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor's current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management's use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures, even if they have similar names.

— Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

— Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allows management to evaluate the operating results of ON Semiconductor's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as appropriate. In addition, they are important components of management's internal performance measurement and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

(1)	The consolidated statement of operations has been revised in accordance with ASC 250 “Accounting Changes and Error Corrections” for an identified error related to the amounts recognized for foreign exchange gains and losses associated with its newly acquired SANYO business, which are reported as other income and expense in the consolidated statement of operations.